UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       The Securities Exchange Act of 1934

Check the appropriate box:
[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2)
[X]  Definitive Information Statement


                             OHANA ENTERPRISES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                             OHANA ENTERPRISES, INC.
                                7275 MURDY CIRCLE
                       HUNTINGTON BEACH, CALIFORNIA  92647


November  5,  2003

Dear  Stockholder:

     You are hereby informed that in lieu of the Annual Meeting of Stockholders of Ohana Enterprises, Inc., a Delaware corporation ("Ohana" or the "Company"), a holder of the majority of the voting rights to the outstanding shares of the common stock of the Company has consented to the following actions to become effective as of October 13, 2003:


1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To ratify the selection of Lucas, Horsfall, Murphy & Pindroh, LLP, independent public accountants, as auditors for Ohana Enterprises, Inc. for the fiscal year ending June 30, 2004.

     Only stockholders of record at the close of business on October 13, 2003 will receive notice of these actions.

                                By Order of the Board of Directors,



                                Catherine  Thompson,
                                Chief  Financial  Officer
                                Ohana  Enterprises,  Inc.


                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                     YOU ARE REQUESTED NOT TO SEND US A PROXY

                             OHANA ENTERPRISES, INC.
                                7275 MURDY CIRCLE
                       HUNTINGTON BEACH, CALIFORNIA  92647


                              INFORMATION STATEMENT
                                NOVEMBER  5, 2003


                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                     YOU ARE REQUESTED NOT TO SEND US A PROXY


     This Information Statement is being furnished to the holders of common stock, par value $.001 per share (the "common stock"), of Ohana Enterprises, Inc., a Delaware corporation ("Ohana" or the "Company") to inform you that Hudson Consulting Group, Inc. ("Hudson"), the holder of voting control over 63% of the common stock of the Company, has by written consent voted to elect the following persons to the Board of Directors: Catherine Thompson, Michael Avatar and Dennis Thompson. Hudson has also consented to the ratification of the selection of Lucas, Horsfall, Murphy & Pindroh, LLP, independent public accountants, as auditors for Ohana Enterprises, Inc. for the fiscal year ending June 30, 2004.

     The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on October 13, 2003 (the "Record Date"). This Information Statement will be first mailed on or about November 5, 2003 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 17,901,305 shares of the Company's common stock. The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

     Directors are required to be elected by a plurality of the votes cast either at the annual meeting or by written consent. The ratification of the selection of the Company's independent public accountants requires the written consent of holders of a majority of the outstanding shares of common stock. Hudson has voting control over 63% of the Company's outstanding common stock, and has approved the matters presented in this Information Statement. Accordingly, the Company is not soliciting your vote and you are requested not to send a proxy.

                      ACTION NO. 1:  ELECTION OF DIRECTORS

     The Company's Board of Directors consists of three persons. The following three persons have received the consent of the majority shareholder to serve as the entire membership of the Board of Directors and to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified:

     Catherine Thompson, 37: Ms. Thompson has served as Chief Financial Officer and Secretary and as a member of the Board of Directors since co-founding Ohana in October 2002. She co-founded in May 1995, and served as CFO and Secretary of v2Commerce Corp., a software development company operating on the Application Service Provider model. From March 1997 to January 2000, Ms. Thompson was employed by Genetronics, Inc. as a strategic analyst, where she identified a new market opportunity for the company's dermatology product and worked closely with the CEO to develop the strategic plan and to seek funding for a spin-off company. Ms. Thompson also authored a business plan for Genetronic's oncology business and provided analysis to secure a partnership with the Ethicon, Inc. division of Johnson & Johnson. Prior to Genetronics, she was employed for six years as Controller of a retail/wholesale jewelry company with annual revenues of $5 million. Ms. Thompson has a Masters of Science degree in Finance from San Diego State University and a Bachelors of Business Administration degree in Finance from the University of Texas at Austin. Ms. Thompson passed the CPA exam in 1989. She is not related to Dennis Thompson.

     Michael Avatar, 44: Mr. Avatar has served as a member of Ohana's Board of Directors since October 2002. Over the past two decades, Mr. Avatar has founded and presided over several publicly traded telecommunications, entertainment and technology companies. Mr. Avatar, an entrepreneur and marketer, founded Independent Entertainment Group, which owned Action Pay-Per-View and Night
Action Network, which were ultimately sold to BET (Black Entertainment Television). He also served as Founder/President of System 800 International, Inc. which was the original Service Bureau and the first value added reseller of inbound 800 services, becoming the largest customer of MCI, Sprint and AT&T in this new niche market which it had created.

     Dennis Thompson, 49: Mr. Thompson's appointment to Ohana's Board of Directors will become effective on November 25, 2003. Mr. Thompson has been a consultant who provides expert advice concerning equipment, construction, and mining operations. For the past ten years, Mr. Thompson has been involved in the manufacturing industry and construction field, including founding companies such as West Virginia Mulch and West Virginia Horticulture. He attended the Iron Workers Apprentice School in West Virginia from 1972-1975. Mr. Thompson currently serves on the board of directors of the following public companies:
Diversified Financial Resources, Inc., NCI Holdings, Inc., and Wichita Development Corporation.


CERTAIN  QUESTIONS  AND  ANSWERS

Q:   WHAT  AM  I  BEING  ASKED  TO  APPROVE?
A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Holders of voting control of a majority of the issued and outstanding common stock has voted in favor of appointing Catherine Thompson, Michael Avatar and Dennis Thompson as members of the Board of Directors, and in favor of ratifying the selection of Lucas, Horsfall, Murphy & Pindroh, LLP, as the Company's auditors for the fiscal year ending June 30, 2004.

Q:   WHY IS THE COMPANY FILING THIS INFORMATION STATEMENT?

A: The Company is filing this Information Statement to inform you that the holders of voting control of a majority of the issued and outstanding common stock of Ohana have consented to the election of the three above named persons to serve as the only members of the Board of Directors of the Company and ratified the Company's selection of an auditor.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The Company has fixed the close of business on October 13, 2003 as the Record Date for the determination of the common shareholders entitled to notice of the actions by written consent.

     At the Record Date, Ohana had issued and outstanding 17,901,305 shares of common stock. The consenting shareholders held, as of the Record Date, voting control over 63% of the issued and outstanding shares of common stock. This consent is therefore sufficient, without any further action, to provide the necessary stockholder approval of the election of Directors and ratification of the selection of auditors.

     The following table sets forth information about the beneficial ownership of Ohana's common stock, as of the Record Date, by (i) each person or group of affiliated persons who management knows beneficially owned five percent or more of Ohana's common stock; (ii) each of Ohana's Directors; and (iii) all Directors and executive officers as a group.

     Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at the Record Date was 17,901,305.

                                     NUMBER OF SHARES
                                       BENEFICIALLY     PERCENTAGE OF
      NAME AND ADDRESS (1)                 OWNED          OWNERSHIP
                                                        --------------
Gerard Nolan                                4,920,414           27.48%

Catherine Thompson                          2,364,785           13.21%

David Cronshaw                              2,636,186           14.73%

Hudson Consulting Group, Inc.              11,257,268(2)        62.89%
268 West 400 South
Salt Lake City, Utah 84101

Dennis Thompson                                     0               0%
#10 Dairy Road
Poca, WV 25159

Michael Avatar                                356,000            1.98%

Comet Management Consulting                 1,508,617            8.43%
2769 West River Walk Circle Unit L
Littleton, Colorado 80123

Isaac Simmons & Kathryn Christman             937,300            5.24%

Interactive Ideas Consulting Group            971,700            5.43%

Officers and Directors                     10,277,385           57.41%
as a group (five persons)

     (1) Unless otherwise stated, the address of all persons in the table is c/o Ohana Enterprises, Inc., 7275 Murdy Circle, Huntington Beach, California 92647.
     (2) Hudson claims that it holds voting rights to this number of shares held in escrow pending payment of that certain Note Payable (see below).


Changes  in  Control
--------------------

     On October 18, 2002, the Company consummated the acquisition of one hundred percent (100%) of the outstanding common stock of Virtual Interviews, a Nevada corporation ("VI"), in exchange for the issuance of an aggregate of 9,384,543 shares of the Company's common stock to the former VI shareholders. This acquisition resulted from the Company's efforts over a period of time to locate an existing business or business assets with which the Company could enter into a merger or acquisition.

     As part of the October 2002 acquisition of VI, the Company assumed the obligation of certain VI shareholders to Hudson pursuant to a $200,000 note payable (the "Note Payable"). The Note Payable represents payments due to Hudson by Isaac P. Simmons, Kathryn A. Christmann, Gerard Nolan, David Cronshaw, Interactive Ideas Consulting Group, Jonathan Thomas and Phillip Crawford, all former shareholders of VI (the "Purchasers") pursuant to the

Purchasers' acquisition of 2,811,900 shares of the Company's common stock, representing 79.8% of all then-issued and outstanding common stock of the Company. The Note Payable calls for a payment of $100,000 on or before the 120th day following the closing of the Hudson stock purchase (the "Closing") and an additional payment of $100,000 on or before the 180th day following the Closing. Payment of the Note Payable is secured by an aggregate of [8,171,617] shares of Ohana common stock issued to the former shareholders of VI, pledged to Hudson pursuant to a Stock Pledge Agreement.

     On January 16, 2003, the Company notified Hudson of the Company's intent to offset payments due to Hudson under the Stock Purchase Agreement. The offset, permitted under Section 6.5 of the Stock Purchase Agreement, was effected by the Company due to certain alleged misrepresentations and omissions made by Hudson in the Stock Purchase Agreement.

     On February 27, 2003, Hudson filed a Schedule 13D with the Commission alleging beneficial ownership of an aggregate of an aggregate of 11,407,268 shares of the Company's common stock, and claiming a breach of the Agreement by the Company and a corresponding transfer of voting rights in the Pledged Stock. The Schedule 13D does not reference the offset permitted under Section 6.5.

     On March 17, 2003, Hudson filed a Verified Complaint in the Third Judicial District Court in and for Salt Lake County, Utah (Case No. 030905949) against the Company and the Purchasers, alleging claims of breach of contract and breach of implied covenant of good faith and fair dealing in the failure to pay sums due under the Stock Purchase Agreement, and seeking damages of not less than $200,000. On June 5, 2003, the Company and the Purchasers filed an Answer, Counterclaim and Third Party Complaint against Hudson, Axia Group, Inc. and Richard Surber, denying Hudson's allegations, setting forth several affirmative defenses and setting forth claims for fraud, negligent misrepresentation and violations of Utah and federal securities laws. At the present time, the parties are discussing settlement of this litigation; however, no such settlement has been reached.

Section 16(a) Beneficial Reporting Compliance
---------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a class of our capital stock, to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. These persons are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by the Company, management believes that during the year ended June 30, 2003 all required reports were timely filed.

Meetings of the Board of Directors
----------------------------------

     During the fiscal year ended June 30, 2003, the Board of Directors had four meetings. All directors attended over 75% of the Board meetings during 2003, with the exception of Rowan Campbell.

Committees of the Board of Directors
------------------------------------

     Ohana currently has an Audit Committee. Michael Avatar serves as the Audit Committee's sole member. The Audit Committee oversees the Company's financial reporting processes and is responsible for reviewing the Company's financial condition. Ohana does not currently have a Compensation Committee or any other committee of the Board of Directors.

Report of the Audit Committee
-----------------------------

     THIS SECTION OF THE INFORMATION STATEMENT WILL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS INFORMATION STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THIS INFORMATION IS SPECIFICALLY INCORPORATED BY REFERENCE, AND WILL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     Michael Avatar is the sole member of the Company's Audit Committee, and is "independent" as that term is defined by the Securities and Exchange Commission. To date, the Audit Committee has not adopted a written charter.

     Management has the primary responsibility for the financial reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee appoints the independent auditors.

     The Audit Committee has reviewed with the Company's financial managers the selection of independent auditors, overall audit scopes and plans, the results of audit examinations, evaluations by the independent auditors of internal controls and the quality of the Company's financial reporting. Management has reviewed the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB with the Audit Committee, including a discussion of the quality (not just the acceptability) of the accounting principles utilized, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee also discussed with the independent auditors other matters required to be discussed by the auditors with an audit committee under Statement of Auditing Standards No. 61 (communication with audit committees). The independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard

No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its audit oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who in their report expressed an opinion on the conformity of the Company's annual financial statements with generally accepted accounting principles.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

     By the Audit Committee:

     Michael Avatar

                             EXECUTIVE COMPENSATION

     Compensation paid to the persons serving as Chief Executive Officer during the periods indicated is set forth below. No other executive officer of the Company received cash compensation in excess of $100,000 during the years ended June 30, 2003 or 2002.

                           SUMMARY COMPENSATION TABLE

                    Annual Compensation                 Long Term Compensation

                                                      Awards              Payouts

                                              Restricted   Securities          All Other
Name and                             Other       Stock      Underlyin   LTIP    Compens
Principal   Year  Salary   Bonus    Annual     Award(s)     g Options   pay-     ation
Position            ($)     ($)    Compensa    Number of     SARs(#)    outs      ($)
                                     tion       shares                   ($)     Stock
                                      ($)                                        Awards
                  -----------------------------------------------------------------------
Gerard      2003        -       -          -      810,000            -      -           -
Nolan,      2002        -       -          -            -            -      -           -
President

Rowan       2002        -       -          -       10,000            -      -           -
Campbell,
President,



     Ohana's executive officers have entered into consulting agreements with the Company. The terms of these consulting agreements are as follows:

     Nolan Consulting Agreement:  Ohana entered into a consulting agreement with
     --------------------------
Gerard Nolan on December 18, 2002. The consulting agreement engaged Mr. Nolan to provide business consulting services to the Company, including management consulting, strategic planning and business development services. In consideration for these services (provided and to be provided by December 31, 2003), the Company agreed to pay a total of $11,950 to Mr. Nolan through the issuance of an aggregate of 3,983,651 shares of the Company's common stock. By an amendment dated January 3, 2003, Mr. Nolan agreed to provide these consulting services through March 2003, for additional consideration of $15,000 per month. No additional shares of common stock were issued. Mr. Nolan was terminated as Ohana's President and CEO effective August 29, 2003. He submitted his resignation as a member of the Board of Directors effective October 13, 2003.

     Cronshaw Consulting Agreement:  Ohana entered into a consulting agreement
     -----------------------------
with David Cronshaw on December 18, 2002. The consulting agreement engaged Mr. Cronshaw to provide business consulting services to the Company, including product design, strategic planning and business development services. In consideration for these services (provided and to be provided by December 31, 2003), the Company agreed to pay a total of $7,125 to Mr. Cronshaw through the issuance of an aggregate of 2,202,675 shares of the Company's common stock. By an amendment dated January 3, 2003, Mr. Cronshaw agreed to provide these consulting services through March 2003, for additional consideration of $9,167 per month. No additional shares of common stock were issued. Mr. Cronshaw was terminated as Ohana's CTO effective September 4, 2003. He submitted his resignation as a member of the Board of Directors effective October 14, 2003.

     Thompson Consulting Agreement:  Ohana entered into a consulting agreement
     -----------------------------
with Catherine Thompson on December 18, 2002. The consulting agreement engaged Ms. Thompson to provide business consulting services to the Company, including management consulting, strategic planning and financial management. In consideration for these services (provided and to be provided by December 31, 2003), the Company agreed to pay a total of $6,325 to Ms. Thompson through the issuance of an aggregate of 2,108,333 shares of the Company's common stock. By an amendment dated January 3, 2003, Ms. Thompson agreed to provide these consulting services through March 2003, for additional consideration of $9,167 per month. No additional shares of common stock were issued.

     No stock options were granted during the years ended June 30, 2002 and 2003. The Company currently does not have a stock option plan.

Compensation of Directors
-------------------------

     Michael Avatar was awarded 350,000 shares of restricted stock as compensation for serving on the Board of Directors for the year ended June 30, 2003.

Limitation of Liability and Indemnification
-------------------------------------------

     The Company's Certificate of Incorporation and By-laws provide for indemnification of Ohana's officers and directors to the fullest extent permissible under Delaware law.

     The Company currently does not have directors' and officers' liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers. Ohana intends to purchase this insurance when funds are available.

     To the extent provisions of the Company's Certificate of Incorporation provide for indemnification of directors for liabilities arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

              ACTION NO. 2:  RATIFICATION OF SELECTION OF AUDITORS

     The Board has selected Lucas, Horsfall, Murphy & Pindroh, independent public accountants, as independent auditors for Ohana for the fiscal year ended June 30, 2003. The holder of a majority of the voting rights to the Company's common stock has consented to and ratified this selection.

Change of Accountants
---------------------

     Effective April 21, 2003, Ohana terminated its relationship with its independent certified accountants, Jones Simkins LLP. The termination was authorized by the Company's Audit Committee and approved by the Board of Directors. The relationship was terminated on the basis of the lack of proximity - while the Company's former offices were located in Salt Lake City, Utah, the same general location as the offices of Jones Simkins LLP, the Company recently relocated its executive offices to Southern California. With a goal of reducing expenses, management believed that retaining a local auditor would be in the best interests of the Company. Jones Simkins LLP was previously engaged to audit the Company's March 31, 2002 financial statements. Except for a modification paragraph which indicated an uncertainty relating to the Company's ability to continue as a going concern, the report provided by Jones Simkins for the last year did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's most recent fiscal year and the subsequent period through April 21, 2003, there were no disagreements with the former accountants on any matter of accounting procedures, or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     Effective the same date, the Company's Audit Committee approved the Company's engagement of Lucas, Horsfall, Murphy & Pindroh, located in Pasadena, California, as the Company's new independent certified public accountants. During the Company's most recent fiscal year and the subsequent period prior to such appointment, the Company did not consult the newly engaged accountant regarding the application of accounting principals to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

Audit Fees
----------

     For the fiscal years ended June 30, 2002 and 2003, the Company's independent auditors billed an aggregate of $16,000 and $14,575, respectively, for professional audit services rendered to the Company for the audit of the Company's annual financial statements and review of quarterly financial statements. No tax or other services were provided by the independent auditors.

                           VOTE REQUIRED FOR APPROVAL
                           --------------------------

     Section 228 of the Delaware General Corporation Law (the "GCL") provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. Shareholders of Ohana owning in excess of 60% of the voting power of Ohana's issued and outstanding common stock, have executed a written consent to the election of the Board of Directors nominees set forth above. No further votes are required or necessary to effect the election of the named nominees to the Board of Directors.

     Shareholders of Ohana owning in excess of 60% of the voting power of Ohana's issued and outstanding common stock, have executed a written consent to the ratification of the selection of Lucas, Horsfall, Murphy & Pindroh as the Company's independent auditors for the fiscal year ended June 30, 2004. No further votes are required or necessary to ratify the selection of the independent auditors of the Company.

     A copy of Ohana's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 may be obtained by written request from: Catherine A. Thompson, Chief Financial Officer, Ohana Enterprises, Inc., 7275 Murdy Circle, Huntington Beach, CA 92647.

                             ADDITIONAL INFORMATION
                             ----------------------

Additional information concerning Ohana , including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.
------------